UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2013

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Execution of Employment Agreement

On January 25, 2013, Ascent Capital Group, Inc. (the “Corporation”) and Mr. William R. Fitzgerald entered into an Amended and Restated Employment Agreement (the “Employment Agreement”), setting forth the terms and conditions of Mr. Fitzgerald’s continued employment as Chairman of the Board and Chief Executive Officer of the Corporation, a summary of which is set forth below.

Term and Devotion of Time. The term of the Employment Agreement is five years, commencing effective as of January 1, 2013. Under the Employment Agreement, Mr. Fitzgerald shall devote his entire productive business time, attention and energies to the performance of his duties to the Corporation. He may also serve as a director of other companies, provided such services do not materially interfere with or create a conflict of interest with his duties at the Corporation.

Base Salary. Mr. Fitzgerald’s annual base salary under the Employment Agreement is $800,000, which is subject to annual review and increase in the sole discretion of the compensation committee (the “Committee”) of the board of directors of the Corporation.

Bonus. Mr. Fitzgerald is eligible to receive an annual bonus from the Corporation ranging from 75% (the “Minimum Target Bonus”) to 150% of Mr. Fitzgerald’s base salary. Mr. Fitzgerald’s entitlement to receive any bonus, and the actual amount thereof, will be determined by the Committee in its sole discretion based upon Mr. Fitzgerald’s achievement of such performance criteria as the Committee may establish in its sole discretion.

Termination of Employment.  Upon termination of Mr. Fitzgerald’s employment, the Corporation will be obligated to pay him for any base salary, vacation time and business expenses, in each case, accrued or incurred but unpaid prior to the date of termination. In addition, Mr. Fitzgerald is entitled to receive severance payments under specified circumstances.

•                  Death or Disability. If Mr. Fitzgerald’s employment terminates due to death or disability, the Corporation will pay to Mr. Fitzgerald (or his legal representative) an amount equal to two times Mr. Fitzgerald’s then base salary, provided, that in the event Mr. Fitzgerald is eligible to participate in, and is covered by, the Corporation’s basic life insurance group benefit plan at the time of Mr. Fitzgerald’s termination due to death, the Corporation’s obligation to pay such amount will be reduced by the amount paid pursuant to such basic life insurance group benefit plan.

•                  Without Cause or For Good Reason. If the Corporation terminates Mr. Fitzgerald’s employment without “cause” or if Mr. Fitzgerald terminates his employment for “good reason” (in each case, as defined in the Employment Agreement), the Corporation will pay to Mr. Fitzgerald an amount equal to any then unpaid bonus to which Mr. Fitzgerald has become entitled for the calendar year prior to the year in which such termination occurs, plus:

•                  if the termination occurs prior to a “change in control” (as defined in the Employment Agreement), the product of (i) the sum of Mr. Fitzgerald’s then base salary plus the Minimum Target Bonus then in effect, multiplied by (ii) 2; or

•                  if the termination occurs concurrently with or following a “change in control,” the product of (i) the sum of Mr. Fitzgerald’s then base salary plus the Minimum Target Bonus then in effect, multiplied by (ii) 2.5.

As a condition to receiving any such severance payment, Mr. Fitzgerald is required to execute a release, but he has no duty to mitigate the amount of such severance payments by seeking other employment or otherwise.

Renewal Provisions. Absent the occurrence of an earlier “change in control,” if the Corporation elects not to renew the Employment Agreement beyond its original five-year term, Mr. Fitzgerald will be treated as having been terminated without cause as described above. However, if the Corporation elects to renew the Employment Agreement and Mr. Fitzgerald does not accept such offer for renewal within the time period specified under the Employment Agreement, Mr. Fitzgerald will be treated as having been terminated without cause, except that if such termination occurs prior to a “change in control,” the Corporation will instead pay to Mr. Fitzgerald an amount equal to any unpaid bonus to which he has become entitled for the calendar year prior to the year in which such termination occurs, plus the product of (i) the sum of Mr. Fitzgerald’s then base salary plus the Minimum Target Bonus then in effect, multiplied by (ii) 1 (as opposed to 2, as described above).

Gross-Up. If any payment or distribution in the nature of compensation (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”)), to or for the benefit of Mr. Fitzgerald would be subject to excise tax imposed by Section 4999 of the Code, Mr. Fitzgerald will be entitled to receive a gross-up payment.

Grant of Equity Awards

As part of the consideration for Mr. Fitzgerald’s services to the Corporation during the term of the Employment Agreement, the Corporation previously granted to Mr. Fitzgerald the following long-term awards under the Ascent Capital Group, Inc. 2008 Incentive Plan:

•                  a grant of options (the “Options”) to purchase 380,460 shares of the Corporation’s Series A common stock, par value $.01 per share (“Series A Stock”), at an exercise price of $61.21 per share, with such options expiring at the close of business on November 30, 2019; and

•                  a grant of 119,540 restricted shares of Series A Stock (the “Original Restricted Shares”).

In addition, and also as part of the consideration for Mr. Fitzgerald’s services to the Corporation during the term of this Employment Agreement, Mr. Fitzgerald is entitled to receive a grant of 12,971 restricted shares of Series A Stock (the “2013 Restricted Shares” and together with the Original Restricted Shares, the “Restricted Shares”) effective as of the first full trading day following the expiration of the Corporation’s regularly scheduled black-out period during the first calendar quarter of 2013, as determined pursuant to its Insider Trading Policy.

The Options and Original Restricted Shares are, and the 2013 Restricted Shares will be, subject to the following vesting schedule: Mr. Fitzgerald will become vested as to (a) 5% of the Options and Restricted Shares on each of March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, (b) 7.5% of the Options and Restricted Shares on each of March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016 and (c) 12.5% of the Options and Restricted Shares on each of March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, subject to the occurrence of specified acceleration and termination events and, in the case of the Restricted Shares, subject to the satisfaction of certain performance conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary